Exhibit 99.1

Talos Energy Announces Fourth Quarter and Full-Year 2025 Results

Houston, Texas, February 24, 2026 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its operational and financial results for the three and twelve months ended December 31, 2025. Talos also announced its year-end 2025 reserves and 2026 operational and financial guidance.

Fourth Quarter 2025 Highlights

•
Produced 64.9 thousand barrels of oil per day (“MBo/d”) and 89.2 thousand barrels of oil equivalent per day (“MBoe/d”).
•
Reported net cash provided by operating activities of $201.8 million.
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Generated Adjusted Free Cash Flow(1)(2) of $21.3 million.
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Repurchased approximately 1.5 million shares for $16.4 million.
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Recorded Net Loss(2) of $202.6 million, or $1.19 Net Loss(2) per diluted share which includes $170.4 million of non-cash ceiling test impairment charges, and Adjusted Net Loss(1)(2) of $76.5 million, or $0.44 Adjusted Net Loss per diluted share(1)(2).
•
Generated Adjusted EBITDA(1)(2) of $240.1 million.
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Invested $150.4 million of capital expenditures, excluding plugging and abandonment and settled decommissioning obligations.
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Achieved record throughput at the Tarantula Facility of 38 Mboe/d by further debottlenecking efforts.
•
Drilled and completed the Cardona well under budget and ahead of schedule.
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Named apparent high bidder on 11 blocks at the Gulf of America Lease Sale in December 2025.

Full-Year 2025 and Recent Highlights

•
Produced 65.9 MBo/d and 94.6 MBoe/d.
•
Reported net cash provided by operating activities of $935.8 million.
•
Generated Adjusted Free Cash Flow(1)(2) of $417.7 million.
•
Repurchased approximately 12.6 million shares for $119.1 million.
•
Recorded Net Loss(2) of $494.3 million, or $2.82 Net Loss(2) per diluted share which includes $454.5 million of non-cash ceiling test impairment charges, and Adjusted Net Loss(1)(2) of $146.3 million, or $0.84 Adjusted Net Loss per diluted share(1)(2).
•
Generated Adjusted EBITDA(1)(2) of $1,198.6 million.
•
Invested $498.6 million of capital expenditures, excluding plugging and abandonment and settled decommissioning obligations.
•
Strengthened balance sheet with $362.8 million of cash, an undrawn credit facility recently extended to 2030, a Net Debt to Last Twelve Months ("LTM") Adjusted EBITDA(1)(2) of 0.7x, as of December 31, 2025.
•
Achieved zero serious injuries or fatalities (SIF) during 2025.
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Developed and launched new strategy to be a leading pure-play offshore E&P.
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Delivered $72 million of free cash flow enhancements exceeding the Optimal Performance Plan 2025 year-end goal.
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Announced discovery at Daenerys exploration prospect; appraisal well to be drilled later in second quarter of 2026.
•
Year-end 2025 proved reserves of 174.7 million barrels of oil equivalent (“MMBoe”) with a PV-10 value(1) of $3.2 billion.

TALOS ENERGY INC.	1	333 Clay St., Suite 3300, Houston, TX 77002

“2025 marked the start of our transformation – building the foundation for the future,” said Paul Goodfellow, President and Chief Executive Officer of Talos. “In June, we introduced an enhanced corporate strategy designed to position Talos as the leading pure‑play offshore E&P company. Our strategy is built on three core pillars: driving continuous improvement across our business, growing production and profitability, and building a long‑lived, scalable portfolio, all supported by a disciplined capital allocation framework. Since announcing this strategy, we strengthened our leadership team and we’ve been laser‑focused on execution. In 2025, we realized more than $70 million in free cash flow enhancements, putting us on a strong trajectory toward achieving our $100 million target in 2026. We generated approximately $420 million in free cash flow, enabling us to return $120 million of capital to shareholders while strengthening our balance sheet. We delivered several key operational milestones, including bringing Sunspear and Katmai West #2 online and announcing an exciting discovery at Daenerys, which we plan to appraise in the second quarter of 2026. Our accomplishments in 2025 underscore the momentum we are building and reinforce our confidence in the path ahead. In 2026, we are looking forward to the opportunities to continue investing for the future and executing our strategy with discipline and focus.”

Footnotes:

(1) Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

(2) Attributable to Talos Energy Inc.

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Operations Update:

Production Update: During the fourth quarter, Talos temporarily shut in production from the Genovesa well due to the failure of the surface-controlled subsurface safety valve (SCSSV) which impacted production by approximately 3 Mboe/d. Talos expects the Genovesa well to return to production in the third quarter of 2026 following completion of the planned workover.

Katmai: In mid‑2025, gross processing capacity from the Talos-owned Tarantula facility was expanded to 35 Mboe/d to accommodate higher volumes following the success of the Katmai West #2 well. Most recently, additional debottlenecking efforts have boosted Tarantula’s throughput to approximately 38 Mboe/d. Talos, as operator, holds a 50% working interest (“W.I.”), and entities managed by Ridgewood Energy Corporation holds a 50% W.I.

Cardona: The Company successfully drilled and completed the Cardona well in late 2025, delivering the project under budget and ahead of schedule. Production commenced early 2026, with the well flowing to the Talos-owned Pompano facility. Talos, as operator, holds a 65% W.I., and entities managed by Ridgewood Energy Corporation holds a 35% W.I.

CPN: The Company recently successfully drilled the CPN well in the first quarter of 2026. CPN was delivered under budget and ahead of schedule, with first production from the well expected in the second half of 2026. Talos, as operator, holds 65% W.I., Walter Oil and Gas Corp. holds a 25% W.I., and HEQ holds a 10% W.I.

Zama: Harbour Energy plc was named operator of the Zama project offshore Mexico in December 2025. Under the agreement, Talos retains the right to appoint key personnel to the project team. The focus will shift to completing engineering and design activities in 2026, paving the way for a final investment decision thereafter.

Manta Ray: The non-operated Manta Ray well was drilled in late 2025. The well encountered hydrocarbons but was deemed non-commercial. Talos held a 40% W.I. and Walter Oil and Gas Corp., as operator, held a 60% W.I.

Exploration and Appraisal Update:

Daenerys: In August 2025, Talos announced successful drilling results at the Daenerys exploration prospect located on Walker Ridge blocks 106, 107, 150 and 151. The discovery well was drilled to a total vertical depth of 33,228 feet utilizing the West Vela deepwater drillship and encountered oil pay in multiple high-quality, sub-salt Miocene sands. The discovery well has been temporarily suspended to preserve its future utility. Talos plans to drill an appraisal well later in the second quarter of 2026 to further define the discovered resource. Talos is encouraged by the results of the Daenerys discovery well, which confirms the presence of oil and validates Talos's geologic and geophysical models. Talos, as operator, holds a 27% W.I., Shell Offshore Inc. holds a 22.5% W.I., Red Willow holds a 22.5% W.I., Houston Energy, L.P. holds a 10%, HEQ II Daenerys, LLC holds a 9% W.I., and Cathexis holds a 9% W.I.

Gulf of America Lease Sale: Talos was an active participant in the Gulf of America Lease Sale held in December 2025, where the Company was named as the apparent high bidder on 11 new leases for approximately $15 million. The new leases bring eight new development and exploration prospects into the Company's portfolio.

TALOS ENERGY INC.	2	333 Clay St., Suite 3300, Houston, TX 77002

Share Repurchase Program:

In the fourth quarter of 2025, Talos repurchased 1.5 million shares for $16.4 million, representing an average price of $11.04 per share. In 2025, Talos returned $119.1 million or approximately 29% of annual free cash flow to shareholders through share repurchases which reduced outstanding share count by approximately 7%. And since announcing its current return of capital framework, Talos has returned approximately 44% of free cash flow to shareholders.

The remaining share repurchase authorization as of December 31, 2025, is approximately $81 million. Under Talos's capital allocation framework, management expects to allocate up to 50% of annual free cash flow to share repurchases. The timing and amount of any repurchases under the Company's share repurchase program will depend on market conditions, share price, legal requirements, and other factors, and may be made from time to time in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Optimal Performance Plan for Cash Flow Enhancements:

In June 2025, Talos initiated the Optimal Performance Plan for Cash Flow Enhancements, targeting improvements in capital efficiency, margin enhancement, commercial opportunities, and organizational performance. The Company set a 2025 year-end target of $25 million, which was surpassed by realizing $72 million in 2025. Based on the strong execution and delivery in 2025, Talos is well-positioned to achieve the 2026 target of $100 million.

Credit Facility Update:

In January 2026, the Company entered into an Amended and Restated Credit Agreement, which reaffirmed the Company's borrowing base of $700 million and extended the maturity date to January 30, 2030.

Impairment:

Talos accounts for its assets under the full cost method requiring the ceiling test to be calculated each quarter utilizing 12-month trailing commodity prices. Driven by lower average oil prices, the Company recorded a non-cash impairment charge of $170.4 million in the fourth quarter of 2025 under the "ceiling test" of its full cost pool of oil and gas assets. This non-cash charge does not impact cash flows of the Company.

TALOS ENERGY INC.	3	333 Clay St., Suite 3300, Houston, TX 77002

FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Key Financial Highlights:

($ thousands, except per share and per Boe amounts)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Total revenues	$392,237	$1,780,070
Net Income (Loss) attributable to Talos Energy Inc.	$(202,580)	$(494,290)
Net Income (Loss) attributable to Talos Energy Inc. per diluted share	$(1.19)	$(2.82)
Adjusted Net Income (Loss)(1) attributable to Talos Energy Inc.	$(76,481)	$(146,297)
Adjusted Net Income (Loss) attributable to Talos Energy Inc. per diluted share(1)	$(0.44)	$(0.84)
Adjusted EBITDA attributable to Talos Energy Inc.(1)	$240,130	$1,198,620
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges(1)	$213,746	$1,117,149
Capital Expenditures	$150,432	$498,626

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

Production

Production for the fourth quarter and full-year 2025 was 89.2 MBoe/d (73% oil, 81% liquids) and 94.6 MBoe/d (70% oil, 78% liquids), respectively.

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Oil (MBbl/d)	64.9	65.9
Natural Gas (MMcf/d)	103.2	126.4
NGL (MBbl/d)	7.1	7.6
Total average net daily (MBoe/d)	89.2	94.6

	Three Months Ended December 31, 2025
	Production	% Oil	% Liquids	% Operated
Deepwater	80.9	75%	83%	80%
Shelf and Gulf Coast	8.3	52%	61%	79%
Total average net daily (MBoe/d)	89.2	73%	81%	80%

	Twelve Months Ended December 31, 2025
	Production	% Oil	% Liquids	% Operated
Deepwater	85.1	72%	80%	81%
Shelf and Gulf Coast	9.5	51%	60%	76%
Total average net daily (MBoe/d)	94.6	70%	78%	81%

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Average realized prices (excluding hedges):
Oil ($/Bbl)	$58.00	$64.84
Natural Gas ($/Mcf)	$3.79	$3.67
NGL ($/Bbl)	$15.35	$18.05
Average realized price ($/Boe)	$47.82	$51.55

Average NYMEX prices:
WTI ($/Bbl)	$59.06	$65.32
Henry Hub ($/MMBtu)	$3.55	$3.44

TALOS ENERGY INC.	4	333 Clay St., Suite 3300, Houston, TX 77002

Lease Operating & General and Administrative Expenses

Total lease operating expenses for the fourth quarter and full-year 2025, inclusive of workover, maintenance and insurance costs, were $148.2 million, or $18.07 per Boe, and $546.7 million, or $15.83 per Boe, respectively.

General and Administrative expenses for the fourth quarter and full-year 2025, adjusted for one-time transaction-related costs and non-cash equity-based compensation, were $33.3 million, or $4.06 per Boe, and $134.0 million, or $3.88 per Boe, respectively.

($ thousands, except per Boe amounts)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Lease Operating Expenses	$148,222	$546,716
Lease Operating Expenses per Boe	$18.07	$15.83
Adjusted General & Administrative Expenses(1)	$33,332	$133,986
Adjusted General & Administrative Expenses per Boe(1)	$4.06	$3.88

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

Capital Expenditures

Capital expenditures for the fourth quarter and full-year 2025, excluding plugging and abandonment and settled decommissioning obligations, totaled $150.4 million and $498.6 million, respectively.

($ thousands)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
U.S. drilling & completions	$123,686	$394,264
Asset management(1)	7,471	31,991
Seismic and G&G, land, capitalized G&A and other	16,712	67,812
Total Capital Expenditures	147,869	494,067
Investment in Mexico	2,563	4,559
Total	$150,432	$498,626

(1)
Asset management consists of capital expenditures for development-related activities primarily associated with recompletions and improvements to our facilities and infrastructure.

Plugging & Abandonment and Decommissioning Expenditures

Upstream capital expenditures for plugging and abandonment and settled decommissioning obligations for the fourth quarter and full-year 2025 totaled $27.6 million, and $118.9 million, respectively.

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Plugging & Abandonment and Decommissioning Obligations Settled(1)	$27,644	$118,949

(1)
Settlement of decommissioning obligations as a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

Liquidity and Leverage

At December 31, 2025, Talos had a borrowing base of $700.0 million under its undrawn credit facility with $97.4 million in outstanding letters of credit. Cash was $362.8 million, providing Talos $965.4 million of liquidity. On December 31, 2025, Talos had $1,250.0 million in total debt. Net Debt(1) was $887.2 million, Net Debt to Pro Forma Last Twelve Months (“LTM”) Adjusted EBITDA attributable to Talos Energy Inc.(1) was 0.7x.

Footnotes:

(1) Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

TALOS ENERGY INC.	5	333 Clay St., Suite 3300, Houston, TX 77002

YEAR-END 2025 RESERVES

As of December 31, 2025, Talos had proved reserves of 174.7 MMBoe, comprised of 75% oil and 81% liquids. The Standardized Measure of Talos's standalone reserves was approximately $2.8 billion and the PV-10 of Talos proved reserves(1) was approximately $3.2 billion. In addition to proved reserves, Talos's probable reserves as of December 31, 2025 were 102.5 MMBoe with a corresponding PV-10(1)(2) of approximately $2.3 billion. The proved and probable reserves are prepared by Netherland, Sewell & Associates, Inc. (“NSAI”). All figures are fully burdened by and net of all plugging and abandonment costs associated with the properties included in the reserves report. The following tables summarize proved reserves at December 31, 2025 based on SEC pricing of $65.37 per barrel of oil and $3.39 per MMBtu of natural gas, before differentials.

Proved Reserves

The following table presents Talos's estimated proved reserves and PV-10 values as of December 31, 2025.

	SEC Reserves as of December 31, 2025
	MBoe	% of Total Proved	% Oil	Standardized Measure (in thousands)	PV -10(1) (in thousands)
Proved Developed Producing	102,902	59%	76%		$2,419,008
Proved Developed Non-Producing	33,843	19%	66%		438,503
Total Proved Developed	136,745	78%	74%		2,857,511
Proved Undeveloped	37,948	22%	78%		331,526
Total Proved	174,693	100%	75%	$2,804,857	$3,189,037

Probable Reserves

The following table presents Talos's estimated probable reserves and PV-10 value as of December 31, 2025.

	Reserves as of December 31, 2025
	MBoe	PV -10(1)(2) (in thousands)
Total Probable	102,477	$2,266,846

(1)
PV-10 is a non-GAAP financial measure and differs from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. See “Supplemental Non-GAAP Information” below for additional detail and a reconciliation of PV-10 of our proved reserves to the corresponding standardized measure of discounted future net cash flows at December 31, 2025. PV-10 is presented inclusive of the plugging and abandonment obligations and before hedges. SEC pricing of $65.39 per barrel of oil and $3.39 per MMBtu of natural gas, before differentials.
(2)
Investors should be cautioned that estimates of PV-10 of probable reserves, as well as underlying volumetric estimates, are inherently more uncertain of being recovered and realized than comparable measures for proved reserves. Further, because estimates of probable reserve volumes have not been adjusted for risk due to this uncertainty of recovery, their summation may be of limited use.

2026 OPERATIONAL & FINANCIAL GUIDANCE

Talos intends to prioritize high-margin oil production in 2026 underpinned by balanced investment in infrastructure-led development, exploration and appraisal, and the multi-well, non-operated development at Monument. Capital Expenditures guidance for 2026 is expected to range from $500 to $550 million. P&A Expenditures are expected to range from $100 to $130 million. Approximately 40% of total capex is non-operated, largely driven by the Beacon-operated Monument project. Approximately 10% of total capex will be allocated to exploration. Production for 2026 is expected to be in the range from 62 to 66 MBo/d; 85 to 90 MBoe/d.

Production for the first quarter 2026 is estimated to be in the range from 60 to 64 MBo/d; 84 to 88 MBoe/d.

Talos's production guidance takes into account known and anticipated factors, including expected planned downtime. Furthermore, the guidance also considers potential expected but unplanned downtime due to unforeseen risks and weather-related disruptions.

TALOS ENERGY INC.	6	333 Clay St., Suite 3300, Houston, TX 77002

The following summarizes Talos's full-year 2026 operational and production guidance.

		FY 2026
($ Millions, unless highlighted):		Low	High
Production	Avg Daily Production (MBoe/d)	85.0	90.0
	Avg Daily Production (MBo/d)	62.0	66.0
Capex	Capital Expenditures(1)	$500	$550
P&A Expenditures	P&A, Decommissioning	$100	$130
Cash Expenses	Cash Operating Expenses and Workovers(2)(3)(4)*	$560	$590
	G&A(3)(5)*	$130	$140
	Interest Expense(6)	$155	$165

(1)
Excludes acquisitions.
(2)
Includes Lease Operating Expenses and Maintenance.
(3)
Includes insurance costs.
(4)
Includes reimbursements under production handling agreements.
(5)
Excludes non-cash equity-based compensation and transaction and other expenses.
(6)
Includes cash interest expense on debt and finance lease, surety charges and amortization of deferred financing costs and original issue discounts.

*Due to the forward-looking nature a reconciliation of Cash Operating Expenses and Workovers and G&A to the most directly comparable GAAP measure could not be reconciled without unreasonable efforts.

HEDGES

The following table reflects contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts as of February 20, 2026.

	Instrument Type	Avg. Daily Volume	W.A. Swap	W.A. Floor	W.A. Ceiling
Crude – WTI		(Bbls)	(Per Bbl)	(Per Bbl)	(Per Bbl)
January - March 2026	Fixed Swaps	15,000	$66.03	---	---
	Collar	14,311	---	$59.19	$68.78
April - June 2026	Fixed Swaps	14,000	$65.11	---	---
	Collar	13,000	---	$59.62	$69.50
July - September 2026	Fixed Swaps	2,000	$65.00	---	---
	Collar	15,000	---	$59.00	$68.87
October - December 2026	Fixed Swaps	4,000	$62.50	---	---
	Collar	14,989	---	$59.00	$68.57
Natural Gas – HH NYMEX		(MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)
January - March 2026	Fixed Swaps	40,000	$4.13	---	---
April - June 2026	Fixed Swaps	35,000	$3.77	---	---
July - September 2026	Fixed Swaps	20,000	$3.65	---	---
October - December 2026	Fixed Swaps	23,315	$3.77	---	---

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will be broadcast live over the internet, on Wednesday, February 25, 2026 at 10:00 AM Eastern Time (9:00 AM Central Time). Listeners can access the conference call through a webcast link at Talos Fourth Quarter 2025 Webcast. Alternatively, the conference call can be accessed by dialing (800) 836-8184 (North American toll-free) or (646) 357-8785 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until March 4, 2026 and can be accessed by dialing (888) 660-6345 and using access code 34508#. For more information, please refer to the Fourth Quarter 2024 Earnings Presentation available under Presentations and Webcasts on the Investor Relations section of Talos’s website.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	7	333 Clay St., Suite 3300, Houston, TX 77002

INVESTOR RELATIONS CONTACT

Clay Jeansonne

Clay.Jeansonne@talosenergy.com

Kyle Sahni

Kyle.Sahni@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The information in this communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this communication regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on our current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about: business strategy; estimated ultimate recovery (EUR), estimated gross resource potential and reserves; drilling prospects, inventories, projects and programs; our ability to replace the reserves that we produce through drilling and property acquisitions; financial strategy; borrowing base under our bank credit facility, availability of financing sources, liquidity position and capital required for our development program, acquisitions and other capital expenditures; anticipated levels of stock repurchases and leverage ratio; realized oil and natural gas prices; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements including such changes that may be implemented by the current or future presidential administrations or foreign governments, and the impact of such policies on us, our customers and suppliers, and the global economic environment; our ability to obtain surety bonds on commercially reasonable terms; expected collateral requirements under existing or future surety agreements; market factors impacting the availability of surety bonds; volatility in the political, legal and regulatory environments where we currently or in the future may operate; risks related to future mergers and acquisitions, including the risk we may fail to realize the expected benefits of any such transaction; timing and amount of future production of oil, natural gas and NGLs including a potential increase in Venezuelan oil supply and any related impact on global oil prices and domestic oil production; our hedging strategy and results; future drilling plans; availability of pipeline connections and other infrastructure on economic terms; competition, government regulations, including financial assurance requirements, and legislative and political developments; our ability to obtain permits and governmental approvals; pending legal, governmental or environmental matters; our marketing of oil, natural gas and NGLs; our integration of acquisitions and the anticipated post-acquisition performance of the Company; future leasehold or business acquisitions on desired terms; costs of developing properties; general economic conditions, including the impact of continued inflation and associated changes in monetary policy; political and economic conditions and events in foreign oil, natural gas and NGL producing countries and acts of terrorism or sabotage; credit markets; estimates of future income taxes; our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities; our strategy, timeline and results with respect to our investment in the Zama asset; uncertainty regarding our future operating results and our future revenues and expenses; anticipated capital efficiency, margin enhancement and organizational improvements and additional cash flow; impact of new accounting pronouncements on earnings in future periods; and plans, objectives, expectations and intentions contained in this communication that are not historical. These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility; global demand for oil and natural gas; the ability or willingness of OPEC and other state-controlled oil companies to set and maintain oil production levels and the impact of any such actions; foreign wars and conflicts, including the lack of a resolution to the war in Ukraine and ongoing hostilities in Israel and the Middle East and recent U.S. intervention in Venezuela, and their impact on commodity markets; the impact of any pandemic, and governmental measures related thereto; lack of necessary infrastructure, transportation and storage capacity as a result of oversupply, government and regulations; political risks, including a global trade war or the impact of a prolonged federal government shutdown or lapse in federal appropriations that could disrupt our operations and future drilling plans and opportunities; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes, winter storms and loop currents; cybersecurity threats and incidents; elevated inflation and the impact of central bank policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes, including the impact of financial assurance requirements; changes in U.S. trade policy, including the imposition of increased tariffs and resulting consequences; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; risks to our industry and business operations associated with legal challenges by non-governmental

TALOS ENERGY INC.	8	333 Clay St., Suite 3300, Houston, TX 77002

organizations and other groups; and the other risks discussed in “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Qs, each as filed with the SEC. Should any risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

PRODUCTION ESTIMATES

Estimates of our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to infrastructure constraints, transportation, processing and storage availability, mechanical failure, human error, adverse weather conditions such as hurricanes, global political and macroeconomic events and numerous other factors. Our estimates are based on certain other assumptions, such as well performance and estimated resource potential and ultimate recovery, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

RESERVE INFORMATION

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions used by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered. In addition, we may use “estimated resource potential,” “gross reserves,” "estimated resource," "total recoverable resource potential" and “estimated ultimate recovery” (or EUR) which are not measures of “reserves” prepared in accordance with SEC guidelines or permitted to be included in SEC filings. These types of resource estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are inherently more uncertain than estimates of proved reserves or other reserves prepared in accordance with SEC guidelines. These types of estimates are subject to a substantially greater risk of actually being realized.

USE OF NON-GAAP FINANCIAL MEASURES

This release may include the use of various measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP) such as, but not limited to, EBITDA, Adjusted EBITDA, Adjusted EBITDA attributable to Talos Energy Inc., LTM Adjusted EBITDA attributable to Talos Energy Inc., Net Debt, Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc., Adjusted Free Cash Flow attributable to Talos Energy Inc. and Leverage, Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges, Adjusted Net Income (Loss) attributable to Talos Energy Inc. per diluted share, Adjusted Earnings Per Share, Cash Operating Expenses and Workovers, Adjusted General & Administrative Expense and PV-10. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Reconciliations for non-GAAP measures to GAAP measures are included at the end of this release.

TALOS ENERGY INC.	9	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$362,809	$108,172
Accounts receivable, net	323,058	404,258
Assets from price risk management activities	54,420	33,486
Prepaid assets	83,080	77,487
Other current assets	17,939	35,980
Total current assets	841,306	659,383
Property and equipment:
Proved properties	10,621,012	9,784,832
Unproved properties, not subject to amortization	480,555	587,238
Other property and equipment	22,643	35,069
Total property and equipment	11,124,210	10,407,139
Accumulated depreciation, depletion and amortization	(6,686,575)	(5,191,865)
Total property and equipment, net	4,437,635	5,215,274
Other long-term assets:
Restricted cash	76,181	106,260
Assets from price risk management activities	—	253
Equity method investments	112,382	111,269
Other well equipment	49,307	58,306
Notes receivable, net	19,636	17,748
Operating lease assets	9,214	11,294
Other assets	6,396	12,008
Total assets	$5,552,057	$6,191,795
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$92,979	$117,055
Accrued liabilities	290,223	326,913
Accrued royalties	59,768	77,672
Current portion of asset retirement obligations	112,489	97,166
Liabilities from price risk management activities	6,708	6,474
Accrued interest payable	48,972	49,084
Current portion of operating lease liabilities	3,657	3,837
Other current liabilities	29,925	44,854
Total current liabilities	644,721	723,055
Long-term liabilities:
Long-term debt	1,226,189	1,221,399
Asset retirement obligations	1,219,639	1,052,569
Liabilities from price risk management activities	-	3,537
Operating lease liabilities	11,956	15,489
Other long-term liabilities	281,429	416,041
Total liabilities	3,383,934	3,432,090
Commitments and contingencies
Equity
Talos Energy Inc. stockholdersʼ equity:
Preferred stock; $0.01 par value; 30,000,000 shares authorized and zero shares issued or outstanding as of December 31, 2025 and 2024, respectively	—	—
Common stock; $0.01 par value; 270,000,000 shares authorized; 188,530,052 and 187,434,908 shares issued as of December 31, 2025 and 2024, respectively	1,885	1,874
Additional paid-in capital	3,296,643	3,274,626
Accumulated deficit	(918,400)	(424,110)
Treasury stock, at cost; 20,015,369 and 7,417,385 shares as of December 31, 2025 and 2024, respectively	(212,144)	(92,685)
Total Talos Energy Inc. stockholders' equity	2,167,984	2,759,705
Noncontrolling interest	139	—
Total equity	2,168,123	2,759,705
Total liabilities and equity	$5,552,057	$6,191,795

TALOS ENERGY INC.	10	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Oil	$346,273	$437,914	$1,560,401	$1,806,148
Natural gas	35,989	29,840	169,445	105,528
NGL	9,975	17,431	50,224	61,892
Total revenues	392,237	485,185	1,780,070	1,973,568
Operating expenses:
Lease operating expense	148,222	110,206	546,716	566,041
Production taxes	87	133	418	1,377
Depreciation, depletion and amortization	243,222	274,554	1,056,281	1,023,558
Impairment of oil and natural gas properties	170,392	—	454,482	—
Accretion expense	31,592	30,551	125,296	117,604
General and administrative expense	39,776	41,563	155,368	201,517
Other operating (income) expense	2,904	1,013	1,789	(109,454)
Total operating expenses	636,195	458,020	2,340,350	1,800,643
Operating income (expense)	(243,958)	27,165	(560,280)	172,925
Interest expense	(40,796)	(41,536)	(163,381)	(187,638)
Price risk management activities income (expense)	30,227	(42,989)	105,455	(1,458)
Equity method investment income (expense)	(1,770)	(1,235)	(1,807)	(10,289)
Other income (expense)	4,238	3,535	15,520	(44,930)
Net income (loss) before income taxes	(252,059)	(55,060)	(604,493)	(71,390)
Income tax benefit (expense)	48,448	(9,448)	109,169	(5,003)
Net income (loss)	$(203,611)	$(64,508)	$(495,324)	$(76,393)
Net income (loss) attributable to noncontrolling interest	(1,031)	—	(1,034)	—
Net income (loss) attributable to Talos Energy Inc.	$(202,580)	$(64,508)	$(494,290)	$(76,393)

Net income (loss) per share attributable to common stockholders:
Basic	$(1.19)	$(0.37)	$(2.82)	$(0.44)
Diluted	$(1.19)	$(0.37)	$(2.82)	$(0.44)
Weighted average common shares outstanding:
Basic	169,789	175,605	175,136	175,605
Diluted	169,789	175,605	175,136	175,605

TALOS ENERGY INC.	11	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income (loss)	$(495,324)	$(76,393)	$187,332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, amortization and accretion expense	1,181,577	1,141,162	749,686
Impairment of oil and natural gas properties	454,482	—	—
Amortization of deferred financing costs and original issue discount	8,359	9,303	15,039
Equity-based compensation expense	18,418	14,462	12,953
Price risk management activities (income) expense	(105,455)	1,458	(80,928)
Net cash received (paid) on settled derivative instruments	81,471	4,710	(9,457)
Equity method investment (income) expense	1,807	10,289	3,209
Loss (gain) on extinguishment of debt	—	60,256	—
Settlement of asset retirement obligations	(117,847)	(108,789)	(86,615)
Loss (gain) on sale of assets	381	38	(66,115)
Loss (gain) on sale of business	—	(100,482)	—
Changes in operating assets and liabilities:
Accounts receivable	85,459	8,576	20,352
Other current assets	15,895	(6,964)	7,066
Accounts payable	(22,833)	(3,831)	(60,401)
Other current liabilities	(66,563)	1,290	(96,960)
Other non-current assets and liabilities, net	(104,001)	7,508	(76,092)
Net cash provided by (used in) operating activities	935,826	962,593	519,069
Cash flows from investing activities:
Exploration, development and other capital expenditures	(481,905)	(508,914)	(561,434)
Cash acquired in excess of payments for acquisitions	1,690	—	17,617
Payments for acquisitions, net of cash acquired	(49,978)	(936,214)	—
Proceeds from (cash paid for) sale of property and equipment, net	1,716	1,161	73,004
Contributions to equity method investees	(4,559)	(22,988)	(29,447)
Investment in intangible assets	—	—	(12,366)
Proceeds from sales of business	—	146,676	—
Other	(13,710)	—	—
Net cash provided by (used in) investing activities	(546,746)	(1,320,279)	(512,626)
Cash flows from financing activities:
Issuance of common stock	—	387,717	—
Issuance of senior notes	—	1,250,000	—
Redemption of senior notes	—	(897,116)	(30,000)
Proceeds from Bank Credit Facility	—	880,000	825,000
Repayment of Bank Credit Facility	—	(1,080,000)	(625,000)
Deferred financing costs	—	(32,872)	(11,775)
Other deferred payments	(20,539)	(2,389)	(1,545)
Payments of finance lease	(19,589)	(17,834)	(16,306)
Purchase of treasury stock	(119,459)	(45,181)	(47,504)
Employee stock awards tax withholdings	(3,588)	(6,206)	(7,459)
Distribution to noncontrolling interest	(1,347)	—	—
Net cash provided by (used in) financing activities	(164,522)	436,119	85,411

Net increase (decrease) in cash, cash equivalents and restricted cash	224,558	78,433	91,854
Cash, cash equivalents and restricted cash:
Balance, beginning of period	214,432	135,999	44,145
Balance, end of period	$438,990	$214,432	$135,999

Supplemental non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$84,721	$85,550	$114,972
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$118,037	$130,841	$130,313

TALOS ENERGY INC.	12	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies. In addition, we believe that non-GAAP measures are a meaningful measure of financial performance that can be used by investors, analysts and management in evaluating the performance of our business and will assist such readers of our financial statements in considering the results of this business in comparative periods.

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative

We believe the presentation of Adjusted General and Administrative Expenses provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted General & Administrative Expenses has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

General and Administrative Expenses. General and Administrative Expenses generally consist of costs incurred for overhead, including payroll and benefits for our corporate staff, costs of maintaining our headquarters, costs of managing our production operations, bad debt expense, equity-based compensation expense, audit and other fees for professional services and legal compliance. A portion of these expenses are allocated based on the percentage of employees dedicated to each operating segment.

($ thousands)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Reconciliation of General & Administrative Expenses to Adjusted General & Administrative Expenses:
Total General and administrative expense	$39,776	$155,368
Transaction expenses	(1,525)	(2,964)
Non-cash equity-based compensation expense	(4,919)	(18,418)
Adjusted General & Administrative Expenses	$33,332	$133,986

Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to Talos Energy Inc.

“EBITDA,” and “Adjusted EBITDA” provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA and Adjusted EBITDA limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

EBITDA. Net income (loss) plus interest expense; income tax expense (benefit); depreciation, depletion and amortization; and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, transaction and other (income) expenses, decommissioning obligations, the net change in fair value of derivatives (mark to market effect, net of cash settlements and premiums related to these derivatives), (gain) loss on debt extinguishment, non-cash write-down of other well equipment and non-cash equity-based compensation expense.

Adjusted EBITDA attributable to Talos Energy Inc. Adjusted EBITDA, less adjustments for noncontrolling interest.

Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges. We have historically provided as a supplement to—rather than in lieu of—Adjusted EBITDA including hedges, provides useful information regarding our results of operations and profitability by illustrating the operating results of our oil and natural gas properties without the benefit or detriment, as applicable, of our financial oil and natural gas hedges. By excluding our oil and natural gas hedges, we are able to convey actual operating results using realized market prices during the period, thereby providing analysts and investors with additional information they can use to evaluate the impacts of our hedging strategies over time.

TALOS ENERGY INC.	13	333 Clay St., Suite 3300, Houston, TX 77002

The following tables present a reconciliation of the GAAP financial measure of Net Income (loss) attributable to Talos Energy Inc. to EBITDA, Adjusted EBITDA, Adjusted EBITDA attributable to Talos Energy Inc., Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges for each of the periods indicated (in thousands):

	Three Months Ended
($ thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted EBITDA attributable to Talos Energy Inc.:
Net Income (loss) attributable to Talos Energy Inc.	$(202,580)	$(95,905)	$(185,937)	$(9,868)
Net income (loss) attributable to noncontrolling interest	(1,031)	(3)	—	—
Net Income (loss)	(203,611)	(95,908)	(185,937)	(9,868)
Interest expense	40,796	40,847	40,811	40,927
Income tax expense (benefit)	(48,448)	(24,204)	(36,426)	(91)
Depreciation, depletion and amortization	243,222	262,637	269,706	280,716
Accretion expense	31,592	30,764	32,046	30,894
EBITDA	63,551	214,136	120,200	342,578
Impairment of oil and natural gas properties	170,392	60,209	223,881	—
Transaction and other (income) expenses(1)	1,100	9,253	(773)	(4,579)
Decommissioning obligations(2)	3,010	316	76	(157)
Derivative fair value (gain) loss(3)	(30,227)	(4,226)	(86,855)	15,853
Net cash received (paid) on settled derivative instruments(3)	26,384	16,605	33,315	5,167
Non-cash equity-based compensation expense	4,919	4,955	4,403	4,141
Adjusted EBITDA	239,129	301,248	294,247	363,003
Less: adjustment for noncontrolling interest	(1,001)	8	—	—
Adjusted EBITDA attributable to Talos Energy Inc.	240,130	301,240	294,247	363,003
Add: Net cash (received) paid on settled derivative instruments(3)	(26,384)	(16,605)	(33,315)	(5,167)
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges	$213,746	$284,635	$260,932	$357,836
Production:
Boe(4)	8,203	8,757	8,494	9,080
Adjusted EBITDA attributable to Talos Energy Inc. and Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges margin:
Adjusted EBITDA attributable to Talos Energy Inc. per Boe(4)	$29.27	$34.40	$34.64	$39.98
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges per Boe(1)(4)	$26.06	$32.50	$30.72	$39.41

(1)
Other income (expense) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the three months ended September 30, 2025, it includes the derecognition of $8.9 million related to a deferred payment that was deemed uncollectible.
(2)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency and are included in “Other operating (income) expense” on our consolidated statements of operations.
(3)
The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA attributable to Talos Energy Inc. on an unrealized basis during the period the derivatives settled.
(4)
One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

TALOS ENERGY INC.	14	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. and Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc.

"Adjusted Free Cash Flow attributable to Talos Energy Inc." before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Free Cash Flow attributable to Talos Energy Inc. has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

($ thousands)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):
Adjusted EBITDA attributable to Talos Energy Inc.	$240,130	$1,198,620
Capital expenditures	(147,869)	(494,067)
Plugging & abandonment	(27,769)	(117,847)
Decommissioning obligations settled	125	(1,102)
Investment in Mexico	(2,563)	(4,559)
Interest expense	(40,796)	(163,381)
Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	21,258	417,664

($ thousands)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):
Net cash provided by operating activities(1)	$201,780	$935,826
(Increase) decrease in operating assets and liabilities	16,827	92,043
Capital expenditures(2)	(147,869)	(494,067)
Decommissioning obligations settled	125	(1,102)
Investment in Mexico	(2,563)	(4,559)
Transaction and other (income) expenses(3)	1,100	5,001
Decommissioning obligations(4)	3,010	3,245
Amortization of deferred financing costs and original issue discount	(1,764)	(8,359)
Income tax benefit	(48,448)	(109,169)
Adjustment for noncontrolling interest	1,001	993
Other adjustments	(1,941)	(2,188)
Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	21,258	417,664

(1)
Includes settlement of asset retirement obligations.
(2)
Includes accruals and excludes acquisitions.
(3)
Other income (expense) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the twelve months ended December 31, 2025, it includes the derecognition of $8.9 million related to a deferred payment that was deemed uncollectible.
(4)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

TALOS ENERGY INC.	15	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted Net Income (Loss) attributable to Talos Energy Inc. and Adjusted Earnings per Share

"Adjusted Net Income (Loss) attributable to Talos Energy Inc." and "Adjusted Earnings per Share" are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income (Loss) attributable to Talos Energy Inc. and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income (Loss) attributable to Talos Energy Inc. Net income (loss) attributable to Talos Energy Inc. plus impairment of oil and natural gas properties, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments, income tax expense (benefit) and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income (Loss) attributable to Talos Energy Inc. divided by the number of common shares.

	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025

($ thousands, except per share amounts)		Basic per Share	Diluted per Share		Basic per Share	Diluted per Share
Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted Net Income (Loss) attributable to Talos Energy Inc.:
Net Income (loss) attributable to Talos Energy Inc.	$(203,611)	$(1.19)	$(1.19)	$(494,290)	$(2.82)	$(2.82)
Impairment of oil and natural gas properties	170,392	$1.00	$1.00	454,482	$2.60	$2.60
Transaction and other (income) expenses(1)	1,100	$0.01	$0.01	5,001	$0.03	$0.03
Decommissioning obligations(2)	3,010	$0.02	$0.02	3,245	$0.02	$0.02
Derivative fair value (gain) loss(3)	(30,227)	$(0.18)	$(0.18)	(105,455)	$(0.60)	$(0.60)
Net cash received (paid) on settled derivative instruments(3)	26,384	$0.16	$0.16	81,471	$0.47	$0.47
Non-cash income tax benefit	(48,448)	$(0.29)	$(0.29)	(109,169)	$(0.62)	$(0.62)
Non-cash equity-based compensation expense	4,919	$0.03	$0.03	18,418	$0.11	$0.11
Adjusted Net Income (Loss)(4) attributable to Talos Energy Inc.	$(76,481)	$(0.44)	$(0.44)	$(146,297)	$(0.84)	$(0.84)

Weighted average common shares outstanding at December 31, 2025:
Basic	169,789			175,136
Diluted	169,789			175,136

(1)
Other income (expense) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the twelve months ended December 31, 2025, it includes the derecognition of $8.9 million related to a deferred payment that was deemed uncollectible.
(2)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.
(3)
The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income (Loss) attributable to Talos Energy Inc. on an unrealized basis during the period the derivatives settled.
(4)
The per share impacts reflected in this table were calculated independently and may not sum to total adjusted basic and diluted EPS due to rounding.

TALOS ENERGY INC.	16	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.

We believe the presentation of Net Debt, LTM Adjusted EBITDA attributable to Talos Energy Inc. and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies.

Net Debt. Total Debt principal minus cash and cash equivalents.

Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. Net Debt divided by the LTM Adjusted EBITDA attributable to Talos Energy Inc.

($ thousands)	December 31, 2025
Reconciliation of Net Debt:
9.000% Second-Priority Senior Secured Notes	$625,000
9.375% Second-Priority Senior Secured Notes	625,000
Bank Credit Facility – matures March 2027	—
Total Debt	1,250,000
Less: Cash and cash equivalents	(362,809)
Net Debt	$887,191

Calculation of LTM Adjusted EBITDA attributable to Talos Energy Inc.:
Adjusted EBITDA for three months period ended March 31, 2025	$363,003
Adjusted EBITDA for three months period ended June 30, 2025	294,247
Adjusted EBITDA for three months period ended September 30, 2025	301,240
Adjusted EBITDA for three months period ended December 31, 2025	240,130
LTM Adjusted EBITDA attributable to Talos Energy Inc.	$1,198,620

Reconciliation of Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.:
Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc.(1)	0.7x

(1)
Net Debt / Pro Forma LTM Adjusted EBITDA figure excludes the Finance Lease. Had the Finance Lease been included, Net Debt / Pro Forma LTM Adjusted EBITDA would have been 0.8x.

Reconciliation of PV-10 to Standardized Measure - Proved Reserves

Reconciliation of PV-10 to Standardized Measure PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of the Company’s properties. Talos and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. PV-10 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by adding the discounted future income taxes associated with such reserves to the Standardized Measure.

The table below presents the reconciliation of the standardized measure of discounted future net cash flows to PV-10 of our proved reserves:

($ thousands)	Year Ended December 31, 2025
Standardized measure (1)(2)	$2,804,857
Present value of future income taxes discounted at 10%	384,180
PV-10 (Non-GAAP)	$3,189,037

(1)
All estimated future costs to settle asset retirement obligations associated with our proved reserves have been included in our calculation of the standardized measure for the period presented.
(2)
Standardized measure is based on management estimates and is not audited by third party reserve engineers.

TALOS ENERGY INC.	17	333 Clay St., Suite 3300, Houston, TX 77002